Exhibit 10.8

                   NON-DISCLOSURE AND NON-CIRCUMVENT AGREEMENT

This agreement is made between the parties, effective as of the signatory dates below, for the purpose of assisting each other in certain Merchant and Investment Banking transactions for the "Company's" project or business and assisting each other in providing other services as may occur from time to time.

Both parties agree to maintain complete confidentiality concerning the business affairs of the other and all proprietary information which each may receive from the other. Both parties agree to assume that any information which is divulged to the other is proprietary information and each agrees not to divulge or disseminate any such proprietary information to third parties without the written consent of the other. Neither party may use information divulged to the other in any independent trade or business enterprise or financing transaction.

Both parties agree not to circumvent each other in dealing with the contacts of the other. Each party agrees to negotiate directly and solely with and through the other to any new potential financing, joint ventures, mergers, acquisition or other opportunities, which one makes known to the other, and each shall specify the particular capital sources and/or project.

Both parties agree not to contact the clients of the other for any reason without written consent of the other and will take all the necessary precautions to insure that the parties' clients will not communicate directly without written consent.

All notices of discharge, termination or discontinuance of service, by the other party, must be submitted in written form and sent by certified mail or verified e-mail to the address of record of the notified party.

IN WITNESS WHEREOF, the parties have executed this agreement, which is effective as of the date of execution.


AMERICAN SOIL TECHNOLOGIES INC. AGRIBLEND DIVISION


Officer: /s/ S. F. Lee
         ---------------------------

Date: 7/25/01
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The undersigned has received a copy of this Agreement this 25th day of July,
2001 and agrees to the terms set forth herein.


Company Name: BioPlusNutrients
              ----------------------
OFFICER: /s/ JOHN H. KUNZ
        ----------------------------
Date: 7/25/01
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